EXHIBIT 99.1

    Possis Medical, Inc., to Present at the Sidoti Emerging Growth
                     Institutional Investor Forum

    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 13, 2007--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the Sidoti & Company, LLC, Sixth Annual West Coast Emerging Growth Institutional Investor Forum at the Ritz-Carlton in San Francisco, California, on Monday, September 24, 2007. Robert Dutcher, chairman, president and CEO and Jules Fisher, vice president of finance and CFO, are scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 2 p.m. PST.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com